SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Balanced Retirement Fund  -- Class A Shares
Fiscal period ending:  October 31, 1997
Inception date (if less than 10 years of performance):

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,120    $1,802       $3,298

T   =  Average Annual
       Total Return              12.04%    12.51%       12.68%*

              *Life of fund, if less than 10 years
YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,250,943

Expenses                         $546,791

Reimbursement                    $0

Average shares                   50,949,514

NAV                              $11.48

Sales Charge                     5.75%

POP                              $12.18

Yield at POP                     3.32%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Balanced Retirement Fund -- Class B Shares
Fiscal period ending:  October 31, 1997
Inception date (if less than 10 years of performance): February
1, 1994

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $1,000     $1,000

ERV =  Ending Redeemable Value   $1,131      $1,824     $3,228

T   =  Average Annual
       Total Return              13.10%      12.78      12.43%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $308,236

Expenses                         $124,796

Reimbursement                    $0

Average shares                   7,002,442

NAV                              $11.40

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     2.77%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Balanced Retirement Fund --  Class M Shares
Fiscal period ending:  October 31, 1997
Inception date (if less than 10 years of performance):  March 17,
1995

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,142    $1,804       $3,197

T   =  Average Annual
       Total Return              14.22%    12.52%       12.33%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $31,468

Expenses                         $11,027

Reimbursement                    $0

Average shares                   712,642

NAV                              $11.44

Sales Charge                     3.50%

POP                              $11.85

Yield at POP                     2.92%